Exhibit 10.7

L E A S E

THIS LEASE is dated as of February 13,2004 between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1

BASIC DATA; DEFINITIONS

1.1                               Basic Data.  Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord:  Quincy Hayward Street, LLC, a Massachusetts limited liability company

Landlord’s Address:  2181 Washington Street, Suite 101, Boston, Massachusetts 02119.

Tenant:  Imo Industries, Inc., a Delaware corporation

Tenant’s Address:  14 Hayward Street, Quincy, Massachusetts 02171.

Building:  That certain building commonly known and numbered as 14 Hayward Street, Quincy, Massachusetts.

Property:  The land located in Quincy, Massachusetts, together with the Building and other improvements thereon, all as more particularly described on Exhibit A attached hereto.

Premises:  The entire second (2nd) floor of the Building, as shown on the location plan Exhibit B attached hereto.

Basic Rent:  $150,000 annually, payable in equal monthly installments of $12,50.00.

Security Deposit:  $12,500.00, which shall be paid out of the Closing (as defined herein).

Commencement Date:  The date of the Closing.

Term:  One year from the Commencement Date.

Extension Option:  Tenant and Landlord shall have the right to extend the Term of this Lease upon mutually acceptable terms and conditions Either party shall have the right to terminate any such Extension Option upon six (6) months’ written notice to the other.

Tenant’s Pro Rata Share:  Seventy-Five Percent (75%).

Insurance:  Landlord shall maintain casualty insurance for the full replacement value of the Building. Tenant shall pay Landlord its Pro Rata Share of the insurance costs applicable to the Term.

Permitted Use:  Tenant shall use the Premises for office and related uses.

Parking:  Tenant shall have the right to use sixty-five (65) designated parking spaces at the Property, as more particularly shown an the Parking Plan attached hereto as Exhibit C.

1.2                               Definitions.  When used in this Lease, the capitalized terms set forth below shall have the meanings set forth below.

Additional Rent  All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Closing:  The date on which Tenant, as Seller, and Landlord, as Buyer, consummate the purchase and sale transaction of the Property, pursuant to that certain Purchase and Sale Agreement, dated January 9, 2004.

Environmental Laws:  Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 2 1D, and Chapter 21 E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980,42 U.S.C. Section  9601 et seq., the Resource Conservation and Recovery Act of 1976,42 U.S.C. Section  6901 et seq., the Toxic Substances Control Act, IS U.S.C. Section 2061 et seq., the Federal Clean Water Act, 33 U.S.C. Section  1251, and the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.

First Floor Premises:  Shall mean that portion of the Building located on the first (1st) floor which Landlord may rent out to a tenant during the Term of this Lease or any extension hereof.

Hazardous Materials:  Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

Operating Expenses:  Shall mean any costs and expenses assessed to Landlord for the following services and utilities related to Building and the Property: (i) building maintenance; (ii) general pest control; (iii) trash compactor; (iv) elevator maintenance; (v) snow plowing; (vi) electricity; (vii) gas; and (viii) water and sewer.

1.3                             Enumeration of Exhibits.  The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as apart of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A — Description of Property
Exhibit B — Location Plan of the Premises
Exhibit C — Parking Plan

ARTICLE 2

PREMISES AND APPURTENANT RIGHTS

2.1                               Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others entitled thereto, the easements, rights of way or other rights, if any, which are appurtenant to the Premises pursuant to any recorded documents evidencing such easements or rights, as well as the right to use all entrances, common areas of the Building and the Property, the outdoor trash compactor, the truck dock, and roof-top antennas and satellite dish, which are all located on or adjacent to the Building.

ARTICLE 3

RENT

3.1                               Basic Rent.  Tenant agrees to pay the Basic Rent to Landlord commencing on the Commencement Date, without offset, abatement (except as provided in Articles 11 and 12), deduction or demand. Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shaft be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

3.2                               Additional Rent.  Commencing on the Commencement Date, Tenant shall pay monthly the following amounts to Landlord as “Additional Rent”:

(a)                                  Operating Expenses. Tenant’s Pro Rata Share

(b)                                 Real Estate Taxes. Tenant’s Pro Rata Share

(c)                                  HVAC Operating Expenses. Tenant shall pay one hundred percent (100%) of the operational and maintenance costs associated with the HVAC system that services the Premises.

3.3                               Security Deposit.  The Security Deposit shall be as set forth in Section 1.1. hereof. The Security Deposit shall be applied to the last month’s rent, if not previously applied by Landlord to correct a Default of Tenant (as defined herein).

ARTICLE 4

COMMENCEMENT AND CONDITION

4.1                               Commencement Date:  The “Commencement Date” shall be as set forth in Section 1.1 hereof.

ARTICLE 5

USE OF PREMISES

5.1                               Permitted Use.

(a).                               Tenant agrees that the Premises shall be used and occupied by Tenant for the Permitted Use.

5.2                               Hazardous Materials.

(a)                                  Tenant may use chemicals of the kind and in amounts and in the manner customarily used to conduct its business at the Premises and to maintain and operate the business machines located in the Premises. Tenant shall not release or dispose of any other Hazardous Materials on or about the Premises.

(b)                                 Tenant shall indemnify,, defend and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises by Tenant or Tenant’s agents, employees, contractors or invitees during the Term. The provisions of this paragraph (b) shall survive the expiration or earlier termination of this Lease.

(c)                                  Landlord shall indemnify, defend and hold Tenant harmless from and against any liabilities, losses claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Property and the Premises, or the violation of any Environmental Laws occurring after the Commencement Date if not caused by Tenant. The provisions of this paragraph (c) shaft survive the expiration or earlier termination of this Lease.

ARTICLE 6

ALTERATIONS

6.1                               Installations and Alterations by Tenant.  Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 7

ASSIGNMENT AND SUBLETTING

7.1                               Consent  Tenant shall not assign this Lease or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 8

VACATING PREMISES

8.1                               Tenant’s Vacating the Premises.  Tenant may vacate all or a portion of the Premises at any time during the Term of this Lease.

(a)                                  In the event that Tenant elects to vacate all of the Premises, Tenant shall continue to be responsible for all Basic Rent due under this Lease for the entire Term, provided, however, that Tenant shall not be responsible for any Additional Rent due hereunder after Tenant notifies Landlord in writing that it has vacated the Premises.

(b)                                 In the event that Tenant elects to vacate a portion of the Premises, Tenant shall continue to be responsible for all Basic Rent due under this Lease and shall be responsible for the payment of Additional Rent as the same shall be fairly adjusted to reflect the vacation.

ARTICLE 9

RESPONSIBILITY FOR REPAIRS AND SURRENDER

9.1                               Landlord Repairs.  Landlord agrees to keep in good order, condition and repair the roof and structural components of the Building and all plumbing, mechanical and electrical systems in the Building, except that Landlord shaft in no event be responsible to Tenant for any condition caused by the negligence or misconduct of Tenant.

9.2                               Tenant Repairs.  Tenant agrees to maintain and repair (without the obligation, to replace) the internal portion of the Premises, including, without limitation, the HVAC system serving the Premises, regardless of whether such system is within the internal portion of the Premises, which Tenant shall keep and maintain in its condition as of the Commencement Date, ordinary wear and tear excepted.

9.3                               Surrender of Premises.  Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty excepted, provided, however, that in no event shall Tenant be responsible for surrendering the Premises in a condition better than that which exists at the Commencement Date, ordinary wear and tear excepted. Tenant shall remove all of its personal property and furnishings from the Premises and shall repair any material damage caused by such removal.

ARTICLE 10

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1                        Tenant’s Indemnity.  Except to the extent arising from the gross negligence or. willful misconduct of Landlord or its agents, invitees, or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; or the use or occupancy of the Premises or of any business conducted therein or any thing or work whatsoever done or any condition created (other than by Landlord or Landlord’s agents or invitees ) in or about the Premises, and, in any case, occurring after the Commencement Date until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2                        Landlord’s Indemnity.  Except to the extent arising from the gross negligence or willful misconduct of Tenant or its agents or employees, Landlord agrees to indemnify and save harmless Tenant and Tenant’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Property; or the use or occupancy of the Property or of any business conducted therein or any thing or work whatsoever done or any condition created (other than by Tenant) in or about the Property, and, in any case, occurring after the Commencement Date until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. The provisions of this Section 10.2 shall survive the expiration or earlier termination of this Lease.

10.3                        Landlord’s Insurance.  Landlord agrees to maintain in full force and effect, dining the Term of this Lease, casualty insurance as set forth in Section 1.1.

10.4                        Waiver of Subrogation.  The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.

ARTICLE 11

FIRE. CASUALTY

11.1                        Right of Termination.  If the Building is damaged by fire or casualty, and such damage materially interferes with Tenant’s use of the Premises, as determined by Tenant in its reasonable discretion, Tenant shall have the right to terminate this Lease, unless Landlord repairs such damage within thirty (30) days of Tenant’s notice thereof. In the event that Landlord does not so repair the damage, Tenant shall have the right to terminate this Lease by giving notice of its election to do so to Landlord, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If this Lease is terminated pursuant to this Section 11.1, Tenant shall be entitled to a refund or abatement of any Basic Rent and/or Additional Rent that Tenant may have paid to Landlord for any period beyond the date of such termination.

11.2                        Abatement of Rent.  In the event that Tenant does not elect to terminate this Lease pursuant to Section 11.1 above, then Basic Rent and Additional Rent payable by Tenant shall abate proportionately for the period during which, by reason of such damage, there is material interference with Tenant’s use of the Premises.

ARTICLE 12

EMINENT DOMAIN

12.1                        Right of Termination.  If any part of the Building is taken by any exercise of the right of eminent domain, and such taking materially interferes with Tenant’s use of or access to the Premises as determined by Tenant in its sole discretion, Tenant shall have the right to terminate this Lease by giving notice of its election to do so to Landlord, whereupon this Lease shall terminate as of the date of such n notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If this Lease is terminated pursuant to this Section 12.1, Tenant shall be entitled to a refund or abatement of any Basic Rent and/or Additional Rent that Tenant may have paid to Landlord for any period beyond the date of such termination.

12.2                        Abatement of Rent.  If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.3                        Condemnation Award.  Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing. Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Notwithstanding the foregoing, Tenant shall retain the right to any portion of such damages or compensation relating to any Tenant improvements, equipment and furniture, as well as Tenant’s moving expenses.

ARTICLE 13

RIGHTS OF MORTGAGEES: TRANSFER OF TITLE

13.1                        Lease to be Subordinate.  Subject to the provisions of this Section 13.1, this Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a “Mortgage”, and the holder thereof from time to time the “Holder”) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any

Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a “Successor”), at the election of the Successor, Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Holder or Successor reasonably may request.

13.2                        Non-Disturbance Agreement.  Notwithstanding the foregoing, Tenant shall not be required to subordinate this Lease to a Mortgage or attorn to any Holder or Successor, nor shall the subordination provided herein be self-operative unless the Holder shall enter into an agreement with Tenant to the effect that in the event that the Holder or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage provided that Tenant is not then in default hereunder. Such agreement shall be in a written instrument in. form satisfactory to Tenant in its reasonable discretion. Landlord shall use commercially reasonable efforts to provide to Tenant such agreement from any present or future Holder.

ARTICLE 14

DEFAULT; REMEDIES

14.1                        Tenant’s Default.  The following events shall constitute a “Default of Tenant”

(a)                                  Tenant shall fail to pay the Basic Rent or Additional Rent hereunder when due and such failure shall continue for ten (10) days after written notice to Tenant from Landlord; or

(b)                                  Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; admit in writing its inability to pay its debts generally as they become due; or

14.2                        Landlord’s Remedies.  If a Default of Tenant exists, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the following rights and remedies:

(a)                                  Upon the occurrence of a Default of Tenant, Landlord may terminate this Lease by delivery of written notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 If this Lease Shall have been terminated as provided in this Article 14, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if • this Lease had not been made.

(c)                                   If this Lease shall have been terminated as provided in this Article 14, then Tenant shall be obligated to pay all Basic Rent for the remainder of the Term, provided, however, that if Landlord relets the Premises, then Tenant’s obligation shall terminate as of the date of such reletting and in proportion to the portion of the Premises so relet.

14.3                        Reletting.  Landlord shall use its best efforts to relet the Premises or any part thereof for such period or periods (which may extend beyond the Term of this Lease) and at such rent or rents and upon such other terms and conditions as Landlord may deem advisable. All reasonable costs of reletting shall be charged to Tenant.

14.4                        Remedies Cumulative.  The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.5                        Waiver.  No waiver of any Default of Tenant hereunder shall be implied from any acceptance by Landlord of any Basic Rent, Additional Rent or other charges due hereunder or any omission by Landlord to take any action on account of such Default, and no express waiver shall affect airy Default other than as specified in said waiver. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

14.6                        Landlord’s Default.  Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perforn any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after receipt of written notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and thereafter to prosecute such remedy to completion with diligence and continuity. Notwithstanding the foregoing, in the case of electrical or telecommunications interruptions caused by Landlord’s Construction undertaken pursuant to Section 15.4 hereof; Landlord shall be in default under this Lease unless Landlord remedies the same within five (5) days after receipt of notice thereof from Tenant.

14.7                        Attorneys’ Fees.  Reasonable attorneys’ fees and expenses incurred by or on behalf of Landlord or Tenant in successfully enforcing its rights under this Lease shall be paid by the other party.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1                      Rights of Access.  Tenant, its agents, contractors and employees shall have access to the Building, including access to and use of the Building elevator, twenty-four (24) hours per day, each day of the week. Landlord, its agents, contractors and employees shall have the right to enter the Premises upon reasonable prior notice during Tenant’s normal business hours, provided that a representative of Tenant is present (except in the event of an emergency, when no notice need be given and no representative of Tenant shall be necessary), for the purposes of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord also shall have the right to make access available upon reasonable prior notice during Tenant’s normal business hours to prospective or existing mortgagees, purchasers or tenants of any part of the Premises.

15.2                        Covenant of Quiet Enjoyment.  Subject to the terms and conditions of this Lease, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant.

15.3                        Security.  The Building is currently serviced by a security system, which provides security protection for the Premises and the first floor of the Building. Within thirty (30) days hereof, Landlord shall cause said security system to be re-configured so that the alarm coverage is segregated between the Premises and the first floor of the Building. Tenant shall reimburse Landlord its Pro Rata Share of such re-configuration cost, but in no event shall Tenant be obligated to reimburse Landlord for costs incurred by Landlord, if any, associated with any upgrades or additional improvements to said security system. Landlord shall pay the cost of the security coverage for the Building and Tenant shall reimburse Landlord monthly for costs associated with security coverage for the Premises.

15.4                        Landlord Construction.  Landlord shall not undertake any construction at the Building during the Term of this Lease, except that Landlord shall have the right to undertake any build-out related construction in the event that Landlord rents the First Floor Premises to a tenant who requires a build out prior to occupying said First Floor Premises. In the event that Landlord is required to undertake build-out construction for the First Floor Premises and/or Landlord undertakes any construction at the Building after the expiration of the Term of this Lease, Landlord agrees that it will undertake such construction in a such a manner and at such times as to not unreasonably disturb Tenant in its occupancy and use of the Premises or in its exercise of other tights hereunder. If Landlord

15.5                        Brokerage.  Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease.

15.6                        Invalidity of Particular Provisions.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each terra and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.7                        Provisions Binding. Etc.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.8                        Recording.  Neither this Lease, nor a memorandum of this Lease, shall be recorded by either party.

15.9                        Notice.  All notices or other communications required hereunder shall be in writing arid shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

(a)                                  if to Landlord, at Landlord’s Address, to the attention of Taran T. Grigsby, Esq.

(b)                                 if to Tenant, at Tenant’s Address, to the attention of Glenn Brack and to the following address:

997 Lenox Drive, Suite 111

Lawrenceville, New Jersey, 08648

Attention:  Thomas M. O’Brien, Esq.

with a copy to                                                                    Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention: Lawrence R. Cahill, PC

Facsimile: (617) 227-8591

Notices, demands and requests given to Landlord and Tenant in the manner aforesaid shall be deemed to have been delivered on the delivery date shown, in the case of delivery by certified or registered mail, on the Postal Service’s certified or registered mail return receipt for such notice, or, in the case of delivery by a private express carrier, on the airbill or other delivery receipt for such delivery service, except that If any such notice is returned to the sender for any reason, the notice shall nevertheless be deemed conclusively to have been delivered on the earliest date on which delivery by the Postal Service or private express carrier was attempted. Every written notice hereunder shall take effect when delivered. Either party may change its address for the giving of notices by notice given in accordance with this Section 15.9.

15.10                 When Lease Becomes Binding; Entire Agreement; Modification; Authority.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, time Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof Landlord and Tenant each represent and warrant to the other that the person or persons executing this Lease on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Lease.

15.11                 Paragraph Headings and Interpretation of Sections.  The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter; shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are ‘used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.12                 Waiver of Jury Trial.  Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

15.13                 Time Is of the Essence.  Time is of the essence of each provision of this Lease.

15.14                 Multiple Counterparts.  This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

15.15                 Governing Law.  This Lease shall be governed by the laws of the state in which the Premises is located.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

QUINCY HAYWARD STREET, LLC

By:	/s/
Name:
Title: Manager

TENANT:

IMO INDUSTRIES, INC.

By:	/s/
Name: Thomas M. O’Brien
Title: Senior Vice President and General Counsel

HOGAN & HARTSON

L.L.P

111 SOUTH CALVERT STREET, SUITE 1600
November 3, 2004	BALTIMORE, MARYLAND 21202
TEL (410) 659-.2700
FAX (410) 589-6981
WWW.HHLAW.COM

Quincy Hayward Street, LLC

2181 Washington Street

Suite 101

Boston, Massachusetts 02119

Re:          Lease Agreement with IMO Industries Inc.

Ladies & Gentlemen:

This firm represents IMO Industries Inc. (“IMO”) in connection with the proposed transfer of substantially all of the assets and certain liabilities related to its Boston Gear division (the “Transaction”) to Boston Gear LLC (“Boston Gear”), a wholly-owned subsidiary of Power Transmission Holding LLC, which is an affiliate of Colfax Corporation.

In connection with the Transaction, Quincy Hayward Street, LLC’s consent is required to assign the above-referenced Agreement (the “Agreement”), which is enclosed herewith, between IMO and Quincy Hayward Street, LLC to Boston Gear.  This consent is required pursuant to Section 7.1 of the Agreement. Boston Gear has agreed to assume the obligation for continued performance on IMO’s part under the Agreement.

IMO hereby requests the consent of Quincy Hayward Street, LLC to the assignment of all of its rights and obligations under the Agreement to Boston Gear.  Please indicate Quincy Hayward Street, LLC’s consent to such assignment by having this letter signed where indicated by an authorized representative of Quincy Hayward Street, LLC and returning it to me in the provided envelope at your earliest convenience.

WASHINGTON, DC

BERLIN BRUSSELS LONDON PARIS BUDAPEST PRAGUE WARSAW MOSCOW TOKYO

NEW YORK BALTIMORE McLEAN MIAMI DENVER BOULDER COLORADO SPRINGS LOS ANGELES

In the event that the Transaction is not consummated, this Assignment shall have no force or effect.

Very truly yours,

W. Bryan Rakes

Acknowledged and Agreed to:

Quincy Hayward Street, LLC

By:
Authorized Officer

cc:	Thomas O’Brien, General Counsel

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